CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Red Rock Pictures Holdings, Inc., for the Quarter Ending May 31, 2007, I, Robert Levy, Chief Executive Officer and I, David Kane, Chief Financial Officer of Red Rock Pictures Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-QSB for the period ending May 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-QSB for the period ended May 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Red Rock Pictures Holdings, Inc.

Dated: July 16, 2007

Red Rock Pictures Holdings, Inc.

By:	/s/ Robert Levy President, Chief Executive Officer and Director

/s/ David Kane Chief Financial Officer (Principal Accounting Officer)